Exhibit 21

MedImmune, Inc. Subsidiaries

1)                                      MedImmune Oncology, Inc.

2)                                      MedImmune West, Inc.

3)                                      MedImmune Finance, Inc.

4)                                      MedImmune Pharma B.V.

5)                                      MedImmune Vaccines, Inc.

6)                                      MedImmune U.K. Ltd.

7)                                      MedImmune Ventures, Inc.

8)                                      MedImmune Distribution Holdings, Inc.

9)                                      MedImmune Distribution LLC

10)                                Distribution Center of Kentucky LLC